Exhibit 99.1
Freshpet, Inc. Reports Third Quarter 2024 Financial Results
25th Consecutive Quarter of >25% Year on Year Net Sales Growth
Strong Operating Performance Drove Significant Margin Expansion & Cash Generation
Company Raises 2024 Net Sales and Adjusted EBITDA Guidance
Bedminster, N.J. – November 4, 2024 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter ended September 30, 2024.
Third Quarter 2024 Financial Highlights Compared to Prior Year Period
•Net sales of $253.4 million, an increase of 26.3%.
•Net income of $11.9 million, compared to the prior year period net loss of $7.2 million.
•Gross margin of 40.4%, compared to the prior year period of 33.0%.
•Adjusted Gross Margin of 46.5%, compared to the prior year period of 40.2%.1
•Adjusted EBITDA of $43.5 million, compared to the prior year period of $23.2 million.1
•For the first nine months of 2024, net cash provided by operating activities of $103.9 million, compared to the prior year period of $39.0 million.
"Our third quarter results demonstrate the strength and consistency of both net sales and profitability growth we have been striving to deliver. We delivered our 25th consecutive quarter of >25% year on year net sales growth and matched that with a very strong operating performance. This further strengthens our confidence in our ability to meet or exceed our 2027 goals,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “We are raising our net sales and Adjusted EBITDA guidance for 2024 to reflect this continued strong performance and our confidence in our ability to finish the year strongly and, as a result, create significant shareholder value in a way that serves pets, people, and the planet."
Third Quarter 2024
Net sales increased 26.3% to $253.4 million for the third quarter of 2024 compared to $200.6 million for the prior year period. The increase in net sales was primarily driven by volume gains of 26.1%.
Gross profit was $102.2 million, or 40.4% as a percentage of net sales, for the third quarter of 2024, compared to $66.3 million, or 33.0% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs and reduced quality costs. For the third quarter of 2024, Adjusted Gross Profit was $117.7 million, or 46.5% as a percentage of net sales, compared to $80.6 million, or 40.2% as a percentage of net sales, for the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $90.3 million for the third quarter of 2024 compared to $73.4 million for the prior year period. SG&A as a percentage of net sales decreased by 90 basis points to 35.7% for the third quarter of 2024 compared to 36.6% for the prior year period, primarily due to reduced logistics costs as a percentage of net sales and the non-recurring charges in the prior year, partially offset by increased media as a percentage of net sales, higher share-based compensation and increased variable compensation accrual. Adjusted SG&A for the third quarter of 2024 was $74.2 million, or 29.3% as a percentage of net sales, compared to $57.4 million, or 28.6% as a percentage of net sales, for the prior year period.1
Net income was $11.9 million for the third quarter of 2024 compared to net loss of $7.2 million for the prior year period. The increase in net income was due to contribution from higher sales, improved gross margin, and reduced logistics costs as a percentage of net sales, partially offset by increased SG&A expenses.
1Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $43.5 million for the third quarter of 2024 compared to $23.2 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A expenses.
First Nine Months of 2024
Net sales increased 29.2% to $712.5 million for the first nine months of 2024 compared to $551.5 million for the prior year period. The increase in net sales was primarily driven by volume gains of 28.2%.
Gross profit was $284.4 million, or 39.9% as a percentage of net sales, for the first nine months of 2024, compared to $176.3 million, or 32.0% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs and reduced quality costs. For the first nine months of 2024, Adjusted Gross Profit was $327.2 million, or 45.9% as a percentage of net sales, compared to $218.1 million, or 39.5% as a percentage of net sales, for the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $265.7 million for the first nine months of 2024 compared to $221.6 million for the prior year period. SG&A as a percentage of net sales decreased by 290 basis points to 37.3% for the first nine months of 2024 compared to 40.2% for the prior year period, primarily due to reduced logistics costs and media as a percentage of net sales and the non-recurring charges in the prior year, partially offset by higher share-based compensation and increased variable compensation accrual. Adjusted SG&A for the first nine months of 2024 was $218.0 million, or 30.6% as a percentage of net sales, compared to $182.9 million, or 33.2% as a percentage of net sales, for the prior year period.1
Net income was $28.8 million for the first nine months of 2024 compared to a net loss of $48.9 million for the prior year period. The improvement in net income was due to contribution from higher sales, improved gross margin, reduced logistics costs as a percentage of net sales, and gain on equity investment, partially offset by increased SG&A expenses.
Adjusted EBITDA was $109.2 million for the first nine months of 2024, compared to $35.2 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expenses.
Balance Sheet
As of September 30, 2024, the Company had cash and cash equivalents of $274.6 million with $394.6 million of debt outstanding net of $7.9 million of unamortized debt issuance costs. For the nine months ended September 30, 2024, cash from operations was $103.9 million, an increase of $65.0 million compared to the prior year period.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2024, the Company is updating its guidance and now expects the following:
•Net sales of ~$975 million, an increase of ~27% from 2023, compared to at least $965 million in the previous guidance;
•Adjusted EBITDA of at least $155 million, compared to at least $140 million in the previous guidance; and
•Capital expenditures of ~$180 million, compared to ~$200 million in the previous guidance.
The Company does not provide guidance for net income (loss), the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information
As previously announced, today, November 4, 2024, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through November 18, 2024. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13749124.
About Freshpet
Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.
Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to achieve our 2027 targets, create meaningful shareholder value, and guidance with respect to 2024 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by the forward-looking statements described herein, including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the capped call transactions, loss on disposal of equipment, and advisory fees related to shareholder activism defense engagement.
EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, gain on equity investment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of property, plant and equipment, fees related to the capped call transactions, and advisory fees related to shareholder activism defense engagement.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$274,594	$296,871
Accounts receivable, net of allowance for doubtful accounts	65,015	56,754
Inventories, net	72,791	63,238
Prepaid expenses	5,768	7,615
Other current assets	3,126	2,841
Total Current Assets	421,294	427,319
Property, plant and equipment, net	1,039,980	979,164
Deposits on equipment	1,118	1,895
Operating lease right of use assets	3,671	3,616
Long term investment in equity securities	33,446	23,528
Other assets	32,189	28,899
Total Assets	$1,531,698	$1,464,421
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,481	$36,096
Accrued expenses	50,396	49,816
Current operating lease liabilities	1,290	1,312
Current finance lease liabilities	2,075	1,998
Total Current Liabilities	$89,242	$89,222
Convertible senior notes	394,633	393,074
Long term operating lease liabilities	2,556	2,591
Long term finance lease liabilities	23,820	26,080
Total Liabilities	$510,251	$510,967
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,551 issued and 48,537 outstanding on September 30, 2024, and 48,277 issued and 48,263 outstanding on December 31, 2023	48	48
Additional paid-in capital	1,321,767	1,282,984
Accumulated deficit	(299,928)	(328,731)
Accumulated other comprehensive loss	(184)	(591)
Treasury stock, at cost — 14 shares on September 30, 2024 and on December 31, 2023	(256)	(256)
Total Stockholders' Equity	1,021,447	953,454
Total Liabilities and Stockholders' Equity	$1,531,698	$1,464,421

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
NET SALES	$253,367	$200,621	$712,469	$551,474
COST OF GOODS SOLD	151,120	134,328	428,112	375,177
GROSS PROFIT	102,247	66,293	284,357	176,297
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	90,338	73,371	265,734	221,638
INCOME (LOSS) FROM OPERATIONS	11,909	(7,078)	18,623	(45,341)
OTHER INCOME (EXPENSES):
Interest and Other Income, net	2,963	4,130	9,158	9,185
Interest Expense	(2,923)	(4,148)	(8,734)	(10,648)
Gain on Equity Investment	—	—	9,918	—
	40	(18)	10,342	(1,463)
INCOME (LOSS) BEFORE INCOME TAXES	11,949	(7,096)	28,965	(46,804)
INCOME TAX EXPENSE	54	70	162	210
LOSS ON EQUITY METHOD INVESTMENT	—	—	—	1,890
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$11,895	$(7,166)	$28,803	$(48,904)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$604	$(296)	$407	$(2,329)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	604	(296)	407	(2,329)
TOTAL COMPREHENSIVE INCOME (LOSS)	$12,499	$(7,462)	$29,210	$(51,233)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.25	$(0.15)	$0.59	$(1.02)
-DILUTED	$0.24	$(0.15)	$0.57	$(1.02)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,509	48,194	48,436	48,123
-DILUTED	50,282	48,194	50,203	48,123

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$28,803	$(48,904)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss on accounts receivable	15	9
Loss on disposal of property, plant and equipment	1,054	688
Share-based compensation	37,862	24,952
Inventory obsolescence	732	—
Depreciation and amortization	52,249	45,436
Write-off and amortization of deferred financing costs and loan discount	1,559	3,548
Change in operating lease right of use asset	1,045	1,175
Loss on equity method investment	—	1,890
Gain on equity investment	(9,918)	—
Changes in operating assets and liabilities:
Accounts receivable	(8,294)	3,148
Inventories	(8,852)	(773)
Prepaid expenses and other current assets	(803)	(696)
Other assets	(1,540)	(3,495)
Accounts payable	8,839	2,300
Accrued expenses	2,355	11,109
Operating lease liability	(1,187)	(1,419)
Net cash flows provided by operating activities	103,919	38,968
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(113,441)
Proceeds from maturities of short-term investments	—	113,441
Acquisitions of property, plant and equipment, software and deposits on equipment	(128,828)	(161,642)
Net cash flows used in investing activities	(128,828)	(161,642)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	5,516	4,172
Tax withholdings related to net shares settlements of restricted stock units	(1,440)	(859)
Purchase of capped call options	—	(66,211)
Proceeds from issuance of convertible senior notes	—	393,518
Debt issuance costs	—	(2,026)
Principal payments under finance lease obligations	(1,444)	(548)
Net cash flows provided by financing activities	2,632	328,046
NET CHANGE IN CASH AND CASH EQUIVALENTS	(22,277)	205,372
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	296,871	132,735
CASH AND CASH EQUIVALENTS, END OF PERIOD	$274,594	$338,107

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

	(Dollars in thousands)
Gross profit	$102,247	$66,293	$284,357	$176,297
Depreciation expense	13,197	11,767	35,698	33,106
Non-cash share-based compensation	1,610	2,579	6,451	8,696
Loss on disposal of manufacturing equipment	639	—	692	—
Adjusted Gross Profit	$117,693	$80,639	$327,198	$218,099
Adjusted Gross Profit as a % of Net Sales	46.5%	40.2%	45.9%	39.5%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

	(Dollars in thousands)
SG&A expenses	$90,338	$73,371	$265,734	$221,638
Depreciation and amortization expense	5,512	4,452	15,967	12,043
Non-cash share-based compensation (a)	10,498	5,511	31,411	16,256
Loss on disposal of equipment	129	226	362	688
Enterprise Resource Planning (b)	—	212	—	1,550
Capped Call Transactions fees (c)	—	—	—	113
Shareholder activism defense engagement (d)	—	5,548	—	8,177
Organization changes (e)	—	—	—	(67)
Adjusted SG&A Expenses	$74,199	$57,422	$217,994	$182,878
Adjusted SG&A Expenses as a % of Net Sales	29.3%	28.6%	30.6%	33.2%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions.
(d)Represents advisory fees related to shareholder activism defense engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

	(Dollars in thousands)
Net income (loss)	$11,895	$(7,166)	$28,803	$(48,904)
Depreciation and amortization	18,709	16,219	51,665	45,149
Interest income, net of interest expense	(40)	18	(424)	1,463
Income tax expense	54	70	162	210
EBITDA	30,618	9,141	80,206	(2,082)
Loss on equity method investment	—	—	—	1,890
Gain on equity investment	—	—	(9,918)	—
Loss on disposal of property, plant and equipment	768	226	1,054	688
Non-cash share-based compensation (a)	12,108	8,090	37,862	24,952
Enterprise Resource Planning (b)	—	212	—	1,550
Capped Call Transactions fees (c)	—	—	—	113
Shareholder activism defense engagement (d)	—	5,548	—	8,177
Organization changes (e)	—	—	—	(67)
Adjusted EBITDA	$43,494	$23,217	$109,204	$35,221
Adjusted EBITDA as a % of Net Sales	17.2%	11.6%	15.3%	6.4%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions.
(d)Represents advisory fees related to shareholder activism defense engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.